UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 24, 2011

Roebling Financial Corp, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-50969	55-0873295
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

Route 130 South & Delaware Avenue, Roebling, New Jersey	08554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(609) 499-0355

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ROEBLING FINANCIAL CORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

On January 24, 2011, the Company held its annual meeting of shareholders at which the following items were voted on.

(1)           Election of Directors

Nominee	For	Withheld	Broker Non-Vote

Joan K. Geary	736,197	156,863	604,999
Robert R. Semptimphelter	751,612	141,448	604,999

There were no abstentions in the election of directors.

(2)           Approval of a non-binding resolution on executive compensation.

For	Against	Abstain	Broker Non-Vote
658,209	195,061	39,790	604,999

(3)           Whether advisory votes on executive compensation should occur every one, two or three years.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
241,481	37,004	570,342	44,233	604,999

(4)           Ratification of appointment of Fontanella and Babitts as independent auditors for the fiscal year ending September 30, 2011.

For	Against	Abstain
1,439,004	56,225	2,830

There were no broker non-votes on the ratification of auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROEBLING FINANCIAL CORP, INC.
Date: January 25, 2011	By:	/s/ Frank J. Travea, III
Frank J. Travea, III President and Chief Executive Officer